UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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	Preliminary Proxy Statement
	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
	Definitive Additional Materials

	Soliciting Material Pursuant to §240.14a-12

AKEENA SOLAR, INC.
(d/b/a Westinghouse Solar)
 (Name of Registrant as Specified in Its Charter)

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Akeena Solar, Inc. d/b/a Westinghouse Solar  phone: 888-395-2248 fax: 408-395-7979 www.akeena.com and www.westinghousesolar.com
Corporate Headquarters: 1475 S. Bascom Ave., Suite 101, Campbell, CA  95008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 31, 2011
9:30 a.m. (Pacific Daylight Time)

To the Stockholders of Akeena Solar, Inc. d/b/a Westinghouse Solar:

Notice is hereby given that the Annual Meeting of Stockholders of Akeena Solar, Inc. d/b/a Westinghouse Solar (the “Company” or “Westinghouse Solar”), a Delaware corporation, will be held at our principal corporate offices located at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008 on March 31, 2011 at 9:30 a.m. (Pacific Daylight Time) for the following purposes:

1.	To elect six (6) directors to the Board of Directors to a one year term;
2.	To consider an amendment to our Certificate of Incorporation to change the name of the Company from “Akeena Solar, Inc.” to “Westinghouse Solar, Inc.”
3.
To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock which shall not exceed a one for eight ratio. The Board of Directors may, at its sole discretion, elect not to implement any reverse stock split, even if approved by the stockholders.

4.
To approve 1) the issuance of additional shares of Common Stock issuable upon certain adjustments to the conversion terms of shares of our Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred”) and 2) adjustments in the exercise price of our Series K Common Stock Purchase Warrants (the “Series K Warrants”) to purchase shares of our Common Stock.

5.	To ratify the appointment of Burr Pilger Mayer, Inc. as the Company's independent certified public accountants for the fiscal year ending December 31, 2011;
6.
To approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals; and

7.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
Our board of directors recommends a vote FOR the nominees for director under Item 1 and FOR Items 2, 3, 4, 5, 6 and 7. Stockholders of record at the close of business on February 2, 2011 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal corporate offices described above.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return the accompanying Proxy. You may revoke your Proxy at any time before it is voted.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy.

By Order of the Board of Directors,

Barry Cinnamon
Chief Executive Officer, President and Secretary

Dated:  March 4, 2011

IMPORTANT:  Please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 31, 2011:    Our Proxy Statement is attached. Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the year ended December 31, 2010. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at http://ir.westinghousesolar.com/Shareholder_meeting.cfm.

The Company is providing the following directions to the location of the meeting:

Directions from Northern California (San Francisco International Airport)
US-101 S toward SAN JOSE - go 23.4 miles
Take exit 398B to merge onto CA-85 S toward Santa Cruz/Cupertino – 5.3 miles
Take exit 19A to merge onto I-280 S toward San Jose - go 6.8 miles
Take exit 5B to merge onto CA-17 S toward Santa Cruz – 1.7 miles
Take exit 25 for Hamilton Ave - go 0.2 miles
Turn left at E Hamilton Ave – go 0.4 miles
Turn left at S Bascom Ave – go 0.2 miles
Make a U-turn – go 436 feet – Destination on the right Creekside Business Mall
1475 S Bascom Ave, Ste. 101, Campbell, CA 95008 – Enter from outside of building from the parking lot.

Directions from Southern California
US-101 N toward San Jose
Take exit 5B to merge onto CA-17 S toward Santa Cruz – 1.7 miles
Take exit 25 for Hamilton Ave - go 0.2 miles
Turn left at E Hamilton Ave – go 0.4 miles
Turn left at S Bascom Ave – go 0.2 miles
Make a U-turn – go 436 feet – Destination on the right Creekside Business Mall
1475 S Bascom Ave, Ste. 101, Campbell, CA 95008 – Enter from outside of building from the parking lot.

TABLE OF CONTENTS

Page
Proxy Statement For Annual Meeting of Stockholders on March 31, 2011	1
Solicitation and Voting	1
Election of Directors (Proposal 1)	2
Amendment to the Certificate of Incorporation to Change the Name of the Company to Westinghouse Solar, Inc. (Proposal 2)	10
Amendment to the Certificate of Incorporation to Authorize a Reverse Stock Split (Proposal 3)	11
Approval of the Price Adjustment Provisions of the Series B Preferred and Series K Warrants and Any Resulting Increase in the Number of Shares of Common Stock Issued Upon Conversion (Proposal 4)	15
Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm (Proposal 5)	21
Board of Directors Audit Report	22
Approval of Adjournment of Meeting for Purpose of Soliciting Additional Proxies (Proposal 6)	23
Executive Compensation	24
Compensation Committee Report	29
Voting Securities and Principal Holders	33
Other Matters	34

AKEENA SOLAR, INC.
(d/b/a Westinghouse Solar)
1475 S. Bascom Ave., Suite 101
Campbell, CA 95008
Telephone: (888) 395-2248
Fax: (408) 395-7979
_____________________________

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS ON MARCH 31, 2011
_____________________________

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are furnished to stockholders of Akeena Solar, Inc. d/b/a Westinghouse Solar, a Delaware corporation (“Westinghouse Solar” or the “Company”), in connection with the solicitation by order of the Board of Directors of the Company of proxies for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, March 31, 2011 at the Company’s corporate offices located at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008 at 9:30 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials and the accompanying Annual Report on Form 10-K for the year ended December 31, 2010, are being provided on or about March 4, 2011 to stockholders of the Company entitled to vote at the Annual Meeting.

Westinghouse Solar has been in business since February 23, 2001. The Company’s corporate headquarters is located at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008.  The Company’s telephone number is (888) 395-2248.

As indicated in the Notice of Annual Meeting of Stockholders, the Company’s Annual Meeting has been called to (i) elect six (6) directors to the Board of Directors for the ensuing year, (ii) approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Akeena Solar, Inc.” to “Westinghouse Solar, Inc.”, (iii) approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our Common Stock which shall not exceed a one for eight ratio; the Board of Directors may, at its sole discretion, elect not to implement any reverse stock split, even if approved by the stockholders, (iv) approve the issuance of shares of Common Stock issuable upon: i) certain adjustments to the conversion terms of shares of our Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred”) and ii) adjustments to the  exercise price of our Series K Common Stock Purchase Warrants (the “Warrants”) to purchase shares of our Common Stock, (v) ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent auditors for the year ending December 31, 2011, (vi) approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals, and (vii) consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

SOLICITATION AND VOTING

Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on February 2, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. The voting securities of the Company issued and outstanding on the Record Date consisted of 45,748,797 shares (the “Shares”) of common stock, par value $0.001 per share (the "Common Stock"), and entitling the holders thereof to one vote per Share. There was no other class of voting securities of the Company outstanding on such date. The presence at the Annual Meeting in person or by proxy of holders of a majority of the Shares entitled to vote is required for a quorum.

The election of directors will be determined based upon the affirmative vote of a plurality of the Shares present at the Annual Meeting. The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock is required to approve the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company from “Akeena Solar, Inc.” to “Westinghouse Solar, Inc.” and to effect a reverse stock split of our Common Stock. Approval for each of the other proposals being submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Shares entitled to vote on such proposals. Shares which are voted to abstain on any proposal are counted as votes cast, and therefore have the same effect as a vote against the proposal.

Votes for and against, abstentions and broker “non-votes” are included for purposes of determining whether a quorum of Shares is present at the Annual Meeting. A broker “non-vote” occurs when a broker or nominee holding Shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” are not included in the tabulation of the voting results on the election of directors or on proposals requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by persons appointed by our Board of Directors to act as Inspectors of Election for the Annual Meeting, as provided by the Company’s By-laws. The Inspectors of Election will count the total number of votes cast for approval of each proposal for purposes of determining whether sufficient affirmative votes have been cast.

Solicitation of Proxies

All expenses in connection with the solicitation of proxies will be borne by the Company. The Company expects that the solicitation will be made primarily by mail and e-mail, but regular employees or representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding Shares in the names of their nominees for their reasonable expenses in sending proxy material to their principals. In addition, we have retained Morrow & Co. LLC, 470 West Ave., Stamford, CT 06902, for assistance in connection with the annual meeting at a cost of approximately $5,000 plus $5.50 per stockholder.

Voting Instructions

All Shares represented by properly executed proxies received before or at the Annual Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on the proxy, the Shares will be voted as the Board recommends on each proposal. All proxies delivered pursuant to this solicitation may be revoked by the person executing the same at any time prior to the time they are voted. A proxy may be revoked by notice in writing received at the office of the Company, Attention: General Counsel, by execution of a subsequent proxy or by attendance and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy.

Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet or (3) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in these materials. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholders to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, sign and return the proxy card in a self-addressed, postage paid envelope provided.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Directors are to be elected at the annual meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. The By-Laws of the Company (the “By-Laws”) provide that the Company shall have not less than one nor more than fifteen directors, with the exact number to be fixed by the Board of Directors from time to time. The Board presently consists of six members. The six nominees for election at the Annual Meeting are currently directors of the Company, and upon election will serve, subject to the provisions of the By-Laws, until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s prior death, resignation or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee selected by the Board of Directors.

The names of the nominees for director are Barry Cinnamon, Ed Roffman, Jon Witkin, Ed Bernstein, Gary Effren, and Ron Kenedi. See “Directors and Executive Officers” for information regarding each of the nominees for director.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.   The proxy provided herewith will be voted FOR the above-named nominees for election as directors of the Company unless the stockholder specifically withholds votes for any or all of the nominees. Pursuant to the By-Laws, directors are elected by a plurality of the votes cast at the Annual Meeting, if a quorum is present. If a quorum is present, each of the six nominees receiving the highest number of votes cast “for” any nominee will be elected. Proxies cannot be voted for more than six nominees. Abstentions, “broker non-votes” and withheld votes will have no effect on the outcome of the vote. The Company’s Certificate of Incorporation does not provide for cumulative voting in the election of directors.

DIRECTORS AND EXECUTIVE OFFICERS

Our current directors and executive officers are as follows:

Name	Age	Position
Barry Cinnamon	53	Chief Executive Officer, President, Secretary and Director

Edward Roffman	61	Director

Jon Witkin	57	Director

Ed Bernstein	59	Director

Gary Effren	55	Director

Ron Kenedi	63	Director

Margaret Randazzo	43	Chief Financial Officer and Treasurer

Jeff Kiel	51	Executive Vice President Sales and Marketing

Each director holds office until the next annual meeting of stockholders or until their successor has been duly elected and qualified. Executive officers are elected annually and serve at the discretion of our board of directors.

Barry Cinnamon, Chairman, Chief Executive Officer, President, Secretary and Director.  Our founder, Barry Cinnamon, has served as director since the Company began in 2001. The Board’s Nominating and Corporate Governance Committee decided that Mr. Cinnamon should serve on the Company’s Board based on his personal and professional qualities, including his integrity, achievements in the solar industry, sound judgment, business understanding, absence of conflicts of interest, and available time to dedicate to the role. Mr. Cinnamon is a long-time advocate of solar energy and widely recognized solar energy expert. He started his career in solar energy in the late 1970s as a researcher into new flat plate and concentrating collector designs at the Massachusetts Institute of Technology (MIT). During the late 1970s and early 1980s, Mr. Cinnamon designed and installed active solar, passive solar and ground coupled heat pump systems. Mr. Cinnamon’s work in solar energy computer modeling led him into the software industry, where he served as Chief Executive Officer of Software Publishing Corporation, and founded Allegro New Media, a multimedia software publisher, which he led to an IPO in 1995. Mr. Cinnamon earned a BS Degree in Mechanical Engineering from MIT and a MBA degree in Marketing from Wharton School of the University of Pennsylvania. Mr. Cinnamon is a NABCEP-Certified Solar Installer, a licensed California C-46 Solar Contractor, a member of CALSEIA and Vice Chairman of the PV Division of SEIA, and an active member of the Silicon Valley Leadership Group.

Ed Roffman, Director.  Mr. Roffman has been a director since August 2006. The Board’s Nominating and Corporate Governance Committee decided that Mr. Roffman should serve on the Company’s Board based on his personal and professional qualities, including his proven integrity, achievements in financial and accounting matters, absence of conflicts of interest, demonstrated sound judgment, overall business understanding, and available time to dedicate to the role. Mr. Roffman served as Chief Financial Officer of Red Mile Entertainment, Inc. from January 2005 until April 2006 and at Fluent Entertainment, Inc. from February 2003 to December 2004. Both companies are consumer software developers and publishers. Mr. Roffman has also been a principal of Creekside, LLC, a consulting firm which specializes in the software, internet and consumer products industries. From August 1995 to January 1999, Mr. Roffman served as Chief Financial Officer and Chief Operating Officer at Palladium Interactive, Inc., a consumer software company. Mr. Roffman currently serves on the board and audit committee of Silverstar Holdings (NASDAQ: SSTR) a publisher and developer of interactive entertainment software and Adex Media (NASDAQ: ADXM) an Internet marketing and lead generation publisher and developer, manufacturer, and marketer of consumer products. Mr. Roffman is a CPA with over 30 years of experience in accounting and finance. Mr. Roffman earned a BBA in accounting from Temple University.

Jon Witkin, Director.  Mr. Witkin has been a director since July 2007. The Board’s Nominating and Corporate Governance Committee decided that Mr. Witkin should serve on the Company’s Board based on his personal and professional qualities, including his proven integrity, absence of conflicts of interest, sound judgment, achievements in business and company management, business understanding, and available time to dedicate to the role. Mr. Witkin is a co-owner of Western States Glass, the largest independent flat glass distributor in Northern California, which he co-founded in 1991. Mr. Witkin oversees Western States Glass's operations, including its fleet of delivery vehicles and remote offices throughout California. Prior to founding Western States Glass, Mr. Witkin was a Partner at Bay Mirror and an Area Sales Manager at ACI Glass Distribution (“ACI”). He also served in various sales and management roles at the Havlin Witkin Corporation which was sold to ACI. Mr. Witkin earned a Bachelors of Science degree from the University of Utah.

Ed Bernstein, Director.  Mr. Bernstein has been a director since September 2010. The Board’s Nominating and Corporate Governance Committee decided that Mr. Bernstein should serve on the Company’s Board based on his personal and professional qualities, including his proven integrity, absence of conflicts of interest, sound judgment, achievements in business and company management, business understanding, and available time to dedicate to the role.  Mr. Bernstein has been a director since August 2010. The Board’s Nominating and Corporate Governance Committee decided that Mr. Bernstein should serve on the Company’s Board based on his personal and professional qualities, including his proven integrity, absence of conflicts of interest, sound judgment, achievements in business, business understanding, and available time to dedicate to the role. Since April 2008, Mr. Bernstein has been CEO and director of Propell Corporation, an e-commerce provider he cofounded that enables schools and nonprofits to sell merchandise online for fundraising and other programs.  Mr. Bernstein is also co-founder of Creekside LLC, a private technology consulting company. From April 2002 to October 2006 Mr. Bernstein served as Chief Executive Officer and co-founder of PhotoTLC, Inc.  Mr. Bernstein also co-founded Palladium Interactive, Inc., and was an officer of Broderbund Software, Inc., and The Software Toolworks, Inc. (later renamed Mindscape, Inc.).

Gary Effren, Director.  Mr. Effren has been a director since December 30, 2010. Previously, he was the Company’s President from December of 2009 until December of 2010. Prior to being President, Mr. Effren served as the Company’s Chief Financial Officer from September of 2007 until December 2009. From 1980 to 2006, Mr. Effren held various executive financial positions at Knight Ridder, Inc., a Fortune 500 media company. Mr. Effren served as the Vice President/Finance of Knight Ridder from January 2005 until his departure in 2006. Prior to that, Mr. Effren served as Senior Vice President/Finance and Chief Financial Officer of Knight Ridder from 2001 to 2004, and as Vice President/Controller of Knight Ridder from 1995 to 2001. During his tenure at Knight Ridder, Mr. Effren’s overall responsibilities included corporate accounting and financial reporting, strategic business development, tax, treasury, risk management and investor relations. Prior to joining Knight Ridder, Mr. Effren worked as an auditor at Peat Marwick Mitchell. Mr. Effren is a CPA with 30 years of experience in accounting and finance. Mr. Effren earned an MBA from the University of Miami and earned a bachelor’s degree in Commerce from Rider College in New Jersey.

Ron Kenedi, Director.  Mr. Kenedi has been a director since January 2011. The Board’s Nominating and Corporate Governance Committee decided that Mr. Kenedi should serve on the Company’s Board based on his personal and professional qualities, including his proven integrity, absence of conflicts of interest, sound judgment, achievements in business and company management, business understanding, and available time to dedicate to the role. Mr. Kenedi is President of Ron Kenedi Consulting. From 2002 through 2010, Mr. Kenedi served as vice president of Sharp Electronics Corporation’s Solar Energy Solutions Group. Mr. Kenedi was responsible for the establishment and expansion of Sharp’s North American solar division and played a key role in achieving several milestones in the solar arena. From 1999 to 2002, Mr. Kenedi was vice president of sales and marketing for Photocomm/Kyocera Solar. In this capacity, he created and developed the organization’s dealer network, and expanded Kyocera’s U.S. market share from 5 to 20 percent within two years.  Mr. Kenedi launched “SOLA in NOLA,” which supplied solar power systems to New Orleans communities impacted by Hurricane Katrina. Mr. Kenedi has served as a solar industry spokesperson and is a member of the Solar Energy Industry Association (SEIA), the California Solar Energy Industry Association (CALSEIA), the Arizona Solar Energy Industry Association (ARISEIA) and The International Solar Energy Society (ISEIA). In 1969, Mr. Kenedi earned a Bachelor of Arts (Magnum cum Laude), from the State University of New York at Stony Brook.

Margaret Randazzo, Chief Financial Officer and Treasurer.  Ms. Randazzo became the Company’s Chief Financial Officer during December of 2009 after serving as the Company’s Controller through the end of 2008. Ms. Randazzo began her career as a manager in the Audit and Business Advisory Division of Arthur Andersen LLP in Dallas. In 1996, she joined the Fort Worth Star-Telegram as a financial planning manager and in 1998, was named vice president and chief financial officer of the Star-Telegram. In 2001, Randazzo joined the Star-Telegram's corporate parent, Knight Ridder, and held positions of increasing responsibility at the company, including vice president and controller and special assistant to the president. In 2006, upon the McClatchy Company's acquisition of Knight Ridder, Ms. Randazzo was named president and publisher of The Modesto Bee and had oversight of the Merced Sun-Star. Ms. Randazzo earned a bachelor's of business administration degree in accounting from the University of Oklahoma and is a certified public accountant in the state of Texas.

Jeff Kiel, Executive Vice President Sales and Marketing.  Mr. Kiel joined the Company during December 2008 as the Company’s Executive Vice President of Sales and Marketing. From August 2008 to December 2008, Mr. Kiel was Executive Vice President of Sales and Business Development for Fonemine, a mobile technology company. From 1987 to 2008, Mr. Kiel served in a number of media industry positions with subsidiaries of Knight Ridder, Inc., a Fortune 500 media company, and then MediaNews Corporation after it acquired The San Jose Mercury News in 2007. Those positions included President and Publisher and Vice President of Advertising for the San Jose Mercury News (2002 to 2008) and Vice President of Finance and Chief Financial Officer of the Miami Herald (1998 to 2002). Prior to joining Knight Ridder, Mr. Kiel worked in public accounting as an auditor at Ernst and Young from 1982 to 1987 and Kaufman, Rossin and Company from 1987 to 1988. Mr. Kiel earned a Bachelor of Science degree from The University of Florida and is a CPA in the state of Florida.

There are no family relationships among our directors, nominees for director and executive officers.

CORPORATE GOVERNANCE

Director Independence and Other Matters

The Board of Directors has determined that, other than Barry Cinnamon, the CEO and President of the Company, and Gary Effren, each of the members of the Board is an “independent director” as such term is defined in Marketplace Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market.

Each member of the Nominating, Compensation and Audit committees of our Board of Directors meets the independence requirements applicable to those committees prescribed by the listing standards of the NASDAQ Stock Market and, for purposes of the Audit Committee, Section 10A of The Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In the course of the Board of Director’s determination regarding the independence of each non-management director, it considered any transactions, relationships and arrangements as required by the applicable NASDAQ Marketplace Rules and the rules and regulations of the SEC.

 Certain Relationships and Related Transactions

There were no relationships or related party transactions in the fiscal year ended December 31, 2010 (“Fiscal 2010”) requiring disclosure in this Proxy Statement.

Procedures for Approval of Related Person Transactions

Any request for us to enter into a transaction with an executive officer, director or employee, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will review each such transaction for potential conflicts of interest or improprieties.

Executive Sessions

Our non-management directors meet in executive session without management present periodically after regularly scheduled Board and Committee meetings throughout the year.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors held nine meetings and acted by unanimous written consent six times during the fiscal year ended December 31, 2010.  During 2010, the Board was comprised of Ed Roffman, Barry Cinnamon, Pradeep Jotwani, Jon Witkin, Ed Bernstein, and Gary Effren.  Mr. Jotwani resigned from the Board in September 2010, and the same month Mr. Bernstein was appointed to the Board.  The Board appointed Mr. Effren to the Board on December 30, 2010.  In January 2011, Ron Kenedi was appointed to the Board.  During Fiscal 2010, each of our directors attended at least 75% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors held during the period on which such director served. The Company encourages but does not require members of the Board of Directors to attend the annual meetings of the stockholders.

The Company’s Chairman, Barry Cinnamon, is also the CEO and President. The Board believes that it is appropriate for Mr. Cinnamon to serve as both the CEO and Chairman due to the relatively small size of the Company and Board, and the fact that Mr. Cinnamon is the founder of the Company with extensive experience in the solar industry.

The Company has standing Nominating and Corporate Governance, Audit, and Compensation Committees of the Board of Directors.

The Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) is comprised of Messrs. Witkin, Roffman, Bernstein, and Kenedi. The Nominating Committee of the Board of Directors performs the functions typical of a nominating committee, including: (i) developing and recommending corporate governance principles and procedures applicable to the Board of Directors and the Company’s employees; (ii) recommending committee composition and assignments; (iii) identifying individuals qualified to become directors; (iv) recommending director nominees; (v) recommending whether incumbent directors should be nominated for re-election to the Board of Directors and (vi) reviewing the adequacy of the Nominating Committee charter. The Nominating Committee has established a charter, a current copy of which is available on the investor relations section of our website at http://ir.westinghousesolar.com/Governance.cfm. The Nominating Committee held one meeting in the fiscal year ended December 31, 2010.

The Audit Committee. The Audit Committee is comprised of Messrs. Witkin, Roffman, and Bernstein. Our Board has designated Mr. Roffman our audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee of the Board of Directors has the authority and responsibility to select, evaluate and, when appropriate, replace the company’s independent registered public accounting firm. The Audit Committee monitors the activities of the Company’s external auditors, including the audit scope, the external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform advisory services. The Audit Committee also reviews the results of the external audit work to assess the adequacy and appropriateness of the Company’s financial and accounting controls. The Audit Committee reviews changes in accounting standards that impact the Company’s financial statements and discusses with management major events, including legal matters and tax audits, which may have significant financial impact or are the subject of discussions with the independent auditors. In addition, the Audit Committee oversees the Company’s internal audit and compliance programs. The Audit Committee has established a charter, a current copy of which is available on the investor relations section of our website at http://ir. westinghousesolar.com/Governance.cfm. The Audit Committee held five meetings in the fiscal year ended December 31, 2010.

The Compensation Committee. The Compensation Committee is comprised of Messrs. Witkin, Roffman, Bernstein, and Kenedi. The Compensation Committee administers the Company’s Stock Plan, including the review and grant of stock options and restricted stock to officers, directors and other employees under the Stock Plan. The Compensation Committee also reviews and approves various other Company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee has established a charter, a current copy of which is available on the investor relations section of our website at http://ir. westinghousesolar.com/Governance.cfm.

The Compensation Committee meets in person, telephonically or otherwise at least twice during each fiscal year for, among other things, the consideration and determination of executive and director compensation. The Compensation Committee may also hold special meetings or act by unanimous written consent as required. The Compensation Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee; provided, however, that the Chief Executive Officer may not be present during any discussions or deliberations of the Compensation Committee regarding the Chief Executive Officer’s compensation.

The Compensation Committee reviews and approves on an annual basis the corporate goals and objectives with respect to the compensation for the Company’s Chief Executive Officer and other executive officers. The Committee evaluates at least once a year the Chief Executive Officer and other executive officers’ performance in light of these established goals and objectives and based upon these evaluations shall recommend to the full Board the Chief Executive Officer and other executive officers’ annual compensation, including salary, bonus, incentive and equity compensation. In reviewing and recommending the compensation of the Chief Executive Officer and other executive officers, the Committee may consider the compensation awarded to officers of similarly situated companies, the Company’s performance, the individuals’ performance, compensation given to the Company’s officers in past years or any other fact the Committee deems appropriate. The Chief Executive Officer is not be permitted to participate in any discussions or processes concerning his compensation, but may participate in a non-voting capacity in discussions or processes concerning the compensation of other executive officers.

The Compensation Committee develops and periodically assesses the Compensation Committee’s compensation policies applicable to the Company’s executive officers and directors, including the relationship of corporate performance to executive compensation. The Compensation Committee reviews and recommends to the Board appropriate director compensation programs for service as directors, committee chairs and committee members. The Compensation Committee held six meetings and acted by unanimous written consent two times in the fiscal year ended December 31, 2010.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company during Fiscal 2010. During Fiscal 2010, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During Fiscal 2010, none of the Company’s executive officers served on the Compensation Committee or Board of Directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Director Compensation

In addition to reimbursement for reasonable expenses incurred in the performance of their duties as directors, including participation on the Board of Directors and its committees, the Company compensates its non-employee directors as follows:

•
an annual grant of options to purchase 50,000 shares of common stock under the Company’s Stock Plan, which vest as to one-fourth of the shares quarterly for one year commencing on the date of grant. These stock options are subject to forfeiture in accordance with the terms of the grant;

•
an annual grant of restricted common stock under the Company’s Stock Plan with a grant date value of $30,000, which restriction lapses as to approximately one-fourth of the shares quarterly over one year commencing on the date of grant. Directors are entitled to vote such restricted stock, subject to forfeiture, in accordance with the terms of the grant; and

•	travel and lodging expenses for any activities related to the performance of their duties on the Board of Directors.
All grants of options to purchase common stock and restricted common stock received by non-employee directors for services as a Board member are made subject to forfeiture in the event of termination of service on the Board.

The following table sets forth certain information concerning the compensation paid or earned by the Directors who were not Named Executive Officers for services rendered in all capacities during the fiscal year ended December 31, 2010.

		Restricted Stock		Stock Options
Name	Fees Earned or Paid in Cash	Granted (#)	Aggregate Fair Value (1)	Granted (#)	Aggregate Fair Value (1)	Total	Stock Awards Outstanding at Year-End (#)
Ed Roffman	$—	50,604	$30,000	50,000	$11,565	$41,565	120,058
Pradeep Jotwani	$—	—	—	—	—	$—	—
Jon Witkin	$—	50,058	$30,000	50,000	$11,565	$41,565	120,058
Ed Bernstein	$—	50,604	$30,000	50,000	$11,420	$41,420	87,952

(1)
The amounts in this column represent the aggregate grant date fair values of the restricted stock and the option awards granted to the director in the 2010 fiscal year in accordance with stock compensation accounting. See “Stock Incentive Plan” footnote in the Notes to our Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 2, 2011, for a discussion of all assumptions made by us in determining the valuation of the equity awards.

Director Nomination Process

The Nominating Committee identifies nominees who have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as members of the Company’s Board of Directors and who are willing to serve as directors of a public company. The Board approved the Director Nomination Process by written resolution dated August 1, 2007. To date, the Nominating Committee has not engaged any third parties to assist the Nominating Committee in identifying or evaluating potential nominees. After a possible candidate is identified, the candidate would meet with various members of the Board of Directors to evaluate the candidate’s potential to be an effective member of the Board of Directors.

In considering nominees for election as a director, the Nominating Committee considers a number of factors, including creating and maintaining diversity on the Board. The Nominating Committee implements this policy by ensuring its members have sufficiently diverse backgrounds. The personal and professional backgrounds of all directors are researched and one-on-one interviews with existing directors and management are conducted prior to nomination of each candidate. Subsequently, annual reviews of the Board’s composition and performance are assessed to ensure that sufficiently diverse knowledge and experience is being represented in the Board decision-making. Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment and the ability and willingness to commit sufficient time to the proceedings and activities of the Company’s Board of Directors. In evaluating the suitability of candidates for membership on the Board of Directors, the Nominating Committee takes into account many factors, including the candidate’s general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment, understanding of the Company’s business and technology, educational and professional background and personal accomplishments.

The Nominating Committee will consider stockholder recommendations for nominees for membership on the Board of Directors. Such recommendations may be submitted in writing to Akeena Solar, Inc. d/b/a Westinghouse Solar, 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008, Attention: General Counsel. Stockholders may recommend candidates at any time, but to be considered by the Nominating Committee for inclusion in the Company’s proxy statement for the next annual meeting of stockholders, recommendations must be submitted in writing no later than 60 days in advance of the one year anniversary of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). Any such recommendation must include:

•
the name of the stockholder recommending the director candidate for consideration, the name of the director candidate and the written consent of the stockholder and the director candidate to be publicly identified;

•
a written statement by the director candidate agreeing to be named in the Company’s proxy materials and to serve as a member of the Board of Directors (and any committee of the Board of Directors to which the director candidate is assigned to serve by the Board of Directors) if nominated and elected;

•
a written statement by the stockholder and director candidate agreeing to make available to the Nominating Committee all information reasonably requested in connection with the Nominating Committee’s consideration of the director candidate; and

•
the director candidate’s name, age, business and residential address, principal occupation or employment, number of shares of the Company’s common stock and other securities beneficially owned, a resume or similar document detailing personal and professional experiences and accomplishments, and all other information relating to the director candidate that would be required to be disclosed in a proxy statement or other filing made in connection with the solicitation of proxies for the election of directors pursuant to the Exchange Act, the rules of the SEC and the listing standards of the NASDAQ Stock Market.

The Company may request additional information from such candidate to assist in its evaluation. The Nominating Committee will evaluate any stockholder recommended nominees using the same criteria set forth above.

Communications with the Board of Directors

Any stockholder and other interested party may communicate with the Board of Directors, any committee of the Board of Directors or any specified member of the Board of Directors. All written communications must identify the intended recipient and the author and be forwarded by certified mail to Akeena Solar, Inc. d/b/a Westinghouse Solar, 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008, Attention: General Counsel. The General Counsel will act as agent for the directors in facilitating these communications. There is no screening process, and all stockholder communications which are received by the General Counsel are forwarded to the Board of Directors.

Board’s Role in Risk Oversight

Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company in light of trends and developments in the solar industry and general business environment.  Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy.  Typically on a quarterly basis, the Board holds an extensive meeting with senior management dedicated to discussing and reviewing our long-term operating plans and overall corporate strategy.  A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is led by the Chairman and Chief Financial Officer as part of the meeting.  The involvement of the Board in setting our business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the company.

Code of Ethics and Corporate Governance

The Company adopted a Code of Business Conduct and Ethics (the “Code”) on July 18, 2007 that applies to all of the Company’s directors and employees, including its chief executive officer and chief financial officer. The purpose of the Code is to, among other things, focus the Company’s directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct and to help enhance and formalize the Company’s culture of integrity, respect and accountability. The full text of the Code is posted on the investor relations section of our website at http://ir. westinghousesolar.com/Governance.cfm. A printed copy of the Code may also be obtained free of charge by writing to Akeena Solar, Inc. d/b/a Westinghouse Solar, 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008, Attention: General Counsel. The Company intends to disclose any amendment to or waiver from, a provision of the Code by posting such information on its web site.

PROPOSAL NO. 2
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE
NAME OF THE COMPANY FROM AKEENA SOLAR, INC. TO WESTINGHOUSE SOLAR, INC.

Overview

The Company’s Board of Directors has unanimously approved a proposal to amend the Company’s certificate of incorporation to change the name of the Company from “Akeena Solar, Inc.” to “Westinghouse Solar, Inc.”, subject to stockholder approval. The Board has declared this amendment to be advisable and recommended that this proposal be presented to the Company’ stockholders for approval.

If the stockholders approve this Proposal No. 2, the Company will file a certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware to change the Company’s name. Upon filing the certificate of amendment to the Company’s certificate of incorporation, the name of the Company will become "Westinghouse Solar, Inc."

Reasons for the Name Change

As a result of the Company’s action to rapidly expand its manufacturing business worldwide, the Board of Directors, management and employees of the Company have worked continuously to do business under the Westinghouse Solar name. The new name will assist the Company in communicating the size and range of products provided by the Company to an expanding customer base.

The new name will further allow the Company to take full advantage of the very strong worldwide brand equity that the Westinghouse name currently enjoys, and help to underscore the message that the Company's panels are safer, more reliable and easier to install than other products on the market today.  Finally, since the Company’s NASDAQ ticker symbol had been changed from “AKNS” to “WEST”, the change of the Company name at this time will eliminate confusion and reinforce the brand recognition of the Company. The ticker symbol will not only reflect the “WEST” abbreviation and logo of the Company, but will also be the first four letters of the Company name.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM AKEENA SOLAR, INC. TO WESTINGHOUSE SOLAR, INC. Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on this proposal.

PROPOSAL NO. 3
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE
STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Overview

The Company and its Board of Directors currently believe it would be in the best interests of the Company and its stockholders to adopt an amendment to the Company’s certificate of incorporation authorizing a reverse stock split of our outstanding shares of our Common Stock. The intention of the Board of Directors in requesting this amendment is to establish and maintain the most flexibility available to sustain long term compliance with the NASDAQ Capital Market listing rules.  Among other requirements, those listing rules provide that listed companies must generally maintain a minimum bid price above $1 per share.

The Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of between 1-for-2 to 1-for-8, in the form set forth below (the “Reverse Stock Split Amendment”). A vote FOR Proposal 3 will constitute approval of the Reverse Stock Split Amendment providing for the combination of any whole number of shares of common stock, between and including two and eight into one share of common stock, and will grant the Board of Directors the authority to select which of the approved exchange ratios within that range will be implemented. If the stockholders approve this proposal, the Board of Directors will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to effect a reverse stock split in any of the approved ratios by filing a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State at any time after the approval of the proposal. If the Reverse Stock Split Amendment has not been filed with the Delaware Secretary of State prior to the 2012 annual meeting of stockholders, the Board of Directors will abandon the Reverse Stock Split Amendment constituting the reverse stock split.

The reverse stock split, if implemented, would reduce the number of issued and outstanding shares of common stock, but would not change the number of authorized shares, the par value or the voting rights of the common stock and, except for the impact of the elimination of fractional shares, each stockholder’s proportionate ownership interest in the Company would be the same immediately before and after the reverse stock split.

The Board believes that stockholder approval of a range of exchange ratios (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this proposal, in connection with any determination to effect the reverse stock split, the Board will set the time for such a split and select a specific ratio at a whole number within the range.

The Board reserves its right to elect not to proceed with, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders.

Text of the reverse stock split amendment

The entire Article FOURTH of the certificate of incorporation would be amended and restated as follows:

“FOURTH: A. Classes and Numbers of Shares. The total number of shares of stock that the Corporation shall have authority to issue is one hundred and one million (101,000,000). The Classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

1. One hundred million (100,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"); and

2. One million (1,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"); and

B. Blank Check Powers. The Corporation may issue any class of the Preferred Stock in any series. The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

Upon the effectiveness of the Certificate of Amendment of the certificate of incorporation (the “Effective Time”), each [          (          )] shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will automatically and without any action on the part of the respective holders thereof be combined, reclassified and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation (the “New Common Stock”). Notwithstanding the immediately preceding sentence, in lieu of any fractional interests in shares of New Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of New Common Stock on the Nasdaq Stock Market immediately following the Effective Time. The combination and conversion of the Old Common Stock shall be referred to as the “Reverse Stock Split.”

The Corporation shall not be obligated to issue certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.”

The Board of Directors may, at its sole discretion, elect not to implement the reverse stock split even if this proposal is approved by the stockholders.  If the Reverse Stock Split Amendment is approved, the number of issued and outstanding shares of Common Stock could be reduced by an exchange ratio of up to one share for every eight shares currently outstanding (the “Exchange Ratio”), and the currently authorized number of shares of our Common Stock would remain at 100 million, without further approval of our stockholders. The exact share exchange ratio would be determined by the Board of Directors, which could be a lesser ratio. For example, the Board may determine that a ratio of one share for every four shares currently outstanding is the most appropriate amendment to implement. A reverse stock split would only become effective upon filing the Reverse Stock Split Amendment with the Delaware Secretary of State, following the Annual Meeting (assuming this Proposal 3 is approved and only if the implementation is approved by the Board of Directors). The final exchange ratio and the exact date on which the Reverse Stock Split Amendment would be filed are subject to review and final approval by the Board of Directors.

Purpose and Background of the Reverse Split

The Company’s Common Stock is listed on the NASDAQ Capital Market and therefore the Company is subject to certain listing standards and requirements, including a minimum bid price on its Common Stock of at least $1.00 per share. For example, if the bid price of the Company’s Common Stock falls below $1.00 per share or the market value of the publicly held Common Stock falls below certain amounts for thirty consecutive trading days, the Company’s Common Stock may be delisted from the NASDAQ Capital Market. A delisting of our Common Stock from the NASDAQ Capital Market could have a negative effect on the Company’s stock price, and would increase the cost and could have a negative effect on its ability to raise additional capital.

On July 2, 2010, the Company received a notice from the staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC, stating that the minimum bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing on The NASDAQ Capital Market set forth in Listing Rule 5550(a)(2).  The notice indicated that the Company had been granted 180 calendar days, or until December 28, 2010, to regain compliance.  Subsequently, on December 29, 2010, the Company received a further notice from the staff of the Listing Qualifications Department that the Company’s common stock is subject to delisting from The NASDAQ Capital Market, pending the Company’s opportunity to request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).  The Company requested a hearing, and as part of the plan for regaining and maintaining compliance with the minimum bid price requirement submitted by the Company in connection with that hearing, the Company agreed to seek to implement a reverse stock split.

The Board of Director’s primary objective in requesting the ability to effectuate the proposed reverse split is to establish and maintain the most flexibility available to sustain long term compliance with the NASDAQ listing rules, which could include a reverse split to raise the per share trading price of the Company’s Common Stock sufficiently above the $1.00 minimum bid price requirement.

The Company anticipates that the decrease in the number of shares of its outstanding Common Stock resulting from the reverse split, and the anticipated increase in the price per share, will also encourage greater interest in its Common Stock among members of the financial community and the investing public, and possibly create a more liquid market for the Company’s stockholders with respect to those shares presently held by them. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse split is effected, particularly if the price per share of the Company’s Common Stock begins a declining trend after the reverse split is effected. There can be no assurance that the reverse split will achieve any of the desired results. There also can be no assurance that the price per share of the Company’s Common Stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase in stock price will be sustained for any period of time.

The Company is not aware of any present efforts by anyone to accumulate its Common Stock, and the proposed reverse split is not intended to be an anti-takeover device nor is it part of a broader plan to take the Company private.

Effects of Reverse Split on Common Stock; No Fractional Shares

One principal effect of the reverse split would be to decrease the number of outstanding shares of our Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below (see “Treatment of Fractional Shares; Exchange of Stock Certificates”), the reverse split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the reverse split as such stockholder held immediately prior to the reverse split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the reverse split. Although the reverse split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Stock Split Amendment would maintain the currently authorized number of shares of Common Stock at 100 million. As a result, the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

Because our Common Stock is traded on the NASDAQ Capital Market, stockholder approval must be obtained, under applicable NASDAQ listing rules, prior to the issuance of shares for certain purposes, including the issuance of shares of the Company’s Common Stock equal to or greater than 20% of the Company’s then outstanding shares of Common Stock in connection with certain private financings or an acquisition or merger, unless an exemption is available.

The proposed amendment to our certificate of incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Effect on Outstanding Options

As of February 2, 2011, the Company has 3,958,549 options to purchase Common Stock outstanding. Under the terms of the options, when the reverse split becomes effective, the number of shares covered by each option will be decreased and the conversion or exercise price per share will be increased in accordance with the exchange ratio. As of February 2, 2011, the Company has 9,337,851 shares authorized for issuance under its 2006 Incentive Stock Plan (the “Plan”). Under the terms of the Plan, when the reverse split becomes effective, the number of shares reserved for issuance under the Plan will be proportionately decreased in accordance with the exchange ratio.

No Effect on Legal Ability to Pay Dividends

The Company does not believe that the reverse split will have any effect with respect to future distributions, if any, to the Company’s stockholders. Except for cumulative dividends payable to holders of Series B Preferred, as described in Proposal No. 4, the Company does not anticipate paying dividends in the near future. There can be no assurance as to future dividends because they are dependent on the Company’s future earnings, capital requirements and financial conditions.

Treatment of Fractional Shares; Exchange of Stock Certificates

The Company will appoint American Stock Transfer & Trust Company, LLC to act as exchange agent for holders of Common Stock in connection with the reverse split. As soon as practicable after the Effective Date of any reverse stock split, we will request that all stockholders holding shares of our common stock in certificate form return their stock certificates representing shares of common stock outstanding on the Effective Date in exchange for certificates representing the number of whole shares of common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. Stockholders should not destroy any stock certificates and should not submit their old certificates until requested to do so. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent’s instructions, together with the properly executed and completed letter of transmittal.

Beginning with the Effective Date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of common stock previously represented by the certificate that were combined pursuant to the reverse stock split.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof.

Effect on Beneficial Holders of Common Stock (i.e. Stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Tax Consequences of the Reverse Split

For most holders of our Common Stock, no tax gain or loss should be recognized upon effectiveness of the reverse stock split. The aggregate tax basis in the Common Stock received pursuant to the reverse stock split should be approximately equal to the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. To the extent that a holder receives cash in lieu of a fractional share of Common Stock, the holder generally will recognize gain or loss equal to the difference between the cash received and the portion of the holder’s tax basis in the shares of Common Stock surrendered allocable to that fractional share. However, the tax consequences of the proposed reverse stock split must be determined by each holder in accordance with the facts applicable to the particular circumstances of such holder.

Each stockholder is strongly urged to consult with his, her or its own tax advisor regarding the federal, state, local and foreign income and other tax consequences of the reverse stock split, including tax return reporting requirements and the effect of any proposed change in the tax laws.

Reservation of Right to Abandon Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the Board of Directors that a reverse stock split, at a ratio determined by the Board of Directors as described above, is in the best interests of the Company and its stockholders. The Board’s determination as to whether to effect the reverse stock split and, if so, at what ratio, will be based upon various factors such as the existing and expected marketability and liquidity for our common stock, prevailing market conditions, the recent trading history of our common stock and the likely effect on the market price of our common stock. Should the Board of Directors determine that the reverse stock split is not in the best interests of the Company or its stockholders, the Board of Directors will not proceed with the reverse stock split. By voting in favor of the reverse stock split, you are also expressly authorizing the Board of Directors to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK. Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, and will have the same effect as a negative vote on this proposal.

PROPOSAL NO. 4
APPROVAL OF THE PRICE ADJUSTMENT PROVISIONS OF THE SERIES B PREFERRED
AND SERIES K WARRANTS AND ANY RESULTING INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUED UPON CONVERSION

On February 17, 2011, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which we sold to the Purchasers our Series B 4% Convertible Preferred (the “Series B Preferred”) initially convertible into an aggregate of 8,000,000 shares of our Common Stock, and Series K Warrants (the “Series K Warrants”) that are exercisable for an aggregate of 6,800,000 shares of our Common Stock (the “Series B Transaction”). The Series B Preferred has an initial conversion price of $0.45 per share, subject to future adjustment for various events, and the Series K Warrants have an initial exercise price of $0.60 per share, subject to future adjustment for various events.  The conversion price of the Series B Preferred is subject to adjustment downward in the event that 1) we sell Common Stock (or securities convertible into or exercisable for shares of Common Stock) at an effective price below the conversion price of the Series B Preferred, and / or 2) the market price of our Common Stock at the one-year anniversary of the Series B Transaction is below the then effective conversion price of the Series B Preferred (together, the “Series B Price Adjustment Provisions”).  If the Price Adjustment Provisions are triggered, then the number of shares of Common Stock issuable upon conversion of the Series B Preferred is subject to increase (and the effective price per share would decrease and the relative discount to our current market price would increase). The exercise price of the Series K Warrants is subject to decrease (however the total number of shares subject to those warrants does not increase) in the event that we sell Common Stock (or securities convertible into or exercisable for shares of Common Stock) at an effective price below the exercise price of those warrants (the "Warrant Price Adjustment Provision" and together with the Series B Price Adjustment Provision, the "Price Adjustment Provisions"). We agreed as part of the terms of the Series B Transaction to submit the Price Adjustment Provisions for approval by our stockholders at the Annual Meeting.  Stockholder approval is required before the Price Adjustment Provisions can be effective, as a result of NASDAQ Marketplace Rules, which limit the numbers of shares that can be issued in a financing at a discount to current market price without stockholder approval.

Our Common Stock is listed on The NASDAQ Capital Market and is subject to The NASDAQ Marketplace Rules. The listing requirements under those rules require stockholder approval to the extent that private placements of securities are convertible into, or exercisable for, 20% or more of an issuer’s outstanding listed securities prior to the private placement. To ensure compliance with The NASDAQ Marketplace Rules, any anti-dilution adjustments to the total number of shares of our Common Stock that are issuable upon conversion of the Series B Preferred and any adjustment to the exercise price of the Series K Warrants is limited as set forth above.

We are therefore seeking stockholder approval for the potential issuance of additional shares of our Common Stock at a discount to the closing price of our Common Stock as of February 16, 2011 (that is, $0.55 per share) resulting from the operation of the Price Adjustment Provisions that might occur

·	upon conversion of the Series B Preferred; and

·	upon exercise of the Series K Warrants.

For your consideration of Proposal No. 4, a brief description of the material terms of the Series B Transaction is set forth below. However, the description below is not a substitute for reviewing the full text of the referenced documents, which were attached as exhibits to the Company’s Current Report on Form 8-K as filed with the SEC on February 17, 2011, and are available upon written request to the Secretary of the Company at its headquarters.

Overview

Our capital financing through the Series B Transaction was part of the comprehensive plan we submitted to NASDAQ to regain compliance with their listing standards.  Under the terms of the Series B Transaction, the Purchasers may receive additional shares of our Common Stock when they convert the Series B Preferred if the our price is below $0.45 per share at the one-year anniversary of the transaction, or if the Company raises additional capital under terms that are more favorable to future investors than the terms offered to the Purchasers in the Series B Transaction.  This proposal seeks stockholder approval to issue additional shares of our Common Stock, in excess of the 20% limit, only in the event that Price Adjustment Provisions are triggered.  The Board of Directors believes that these adjustment provisions are fair in terms of protecting the Purchasers as new investors.  Until the Price Adjustment Provisions and potential issuance of such additional shares are approved by our stockholders, there are restrictions in favor of the Purchasers regarding our future financings, including approval requirements by the Purchasers for certain future financings, and rights of participation of certain Purchasers in future financings.  Our future ability to force the Series B Preferred to convert (and therefore end our obligation to accrue and pay ongoing dividends) may also be subject to limitations until we obtain stockholder approval of the Price Adjustment Provisions.  The approval of this proposal by our stockholders will remove or reduce these restrictions that could constrain the Company’s future financial flexibility.

The Company entered into the Purchase Agreement and has sold and issued to the Purchasers, in a private placement, Series B Preferred convertible into an aggregate of 8,000,000 shares of Common Stock, and Series K Warrants to purchase 6,800,000 shares of Common Stock. The closing of the transaction contemplated by the Purchase Agreement occurred on February 22, 2011.

In connection with the Series B Transaction, the Company:

•	filed a Certificate of Designation with the Secretary of State of the State of Delaware, in order to designate and establish the shares of Series B Preferred;

•
entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale with the SEC the shares of Common Stock issuable pursuant to the Series B Transaction; and

•
entered into a Voting Agreement with Barry Cinnamon, the founder and a director of the Company, dated February 22, 2011 (the “Voting Agreement”), pursuant to which he agreed to vote all of his shares in favor of approval of this proposal 4.

The shares subject to the Voting Agreement accounted for approximately 17.5% of all votes entitled to be cast as of the Record Date.

The aggregate purchase price paid by the Purchasers for the Series B Preferred and the Series K Warrants was $3,600,000 million.

The Company entered into the Series B Transaction for a variety of reasons. Our management reviewed our short-term and long-term capital requirements, including projected costs associated with expanding our design and manufacturing business to include sales of our Westinghouse Solar Power Systems directly to dealers in California. Our management determined, after reviewing the Company’s capital requirements, that additional working capital was necessary for us to support and pursue our operating plan, and we sought to explore financing alternatives.

In recent months, our management explored and evaluated several financing options, including various financing structures. Given the difficult economic environment, securing financing proved to be a challenging endeavor. Our management ultimately determined that the Series B Transaction was the best available alternative and would provide the necessary capital to pursue the Company’s short-term and long-term strategic goals. The Board took into consideration, in light of the Company’s capital requirements and the economic environment, the likelihood and timing of consummating this or similar transactions and the market for available capital. Only after satisfying itself that the terms of the Series B Transaction were reasonable and also in the best interests of the Company and its stockholders, did the Board of Directors authorize management to proceed to consummation of the transaction.

Designation of Series B Preferred

To designate and establish the shares of Series B Preferred, the Company filed its Certificate of Designation on February 18, 2011 with the Secretary of State of the State of Delaware.

Dividends, Liquidation and Distributions; Rank

Purchasers of Series B Preferred are entitled to receive cumulative dividends at the rate per share of 4% per annum until February 17, 2012, and 8% per annum thereafter (both subject to increase as described in the Certificate of Designation), payable semi-annually on June 30 and December 31, beginning on the first such date after the issuance of the Series B Preferred.  The Series B Preferred ranks senior to the shares of Common Stock.  So long as any Series B Preferred remains outstanding, neither the Company nor any of its subsidiaries shall redeem, purchase or otherwise acquire directly or indirectly any security that ranks junior to the Series B Preferred, with limited exceptions. So long as any Series B Preferred remains outstanding, neither the Company nor any of its subsidiaries shall directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any junior securities.

Conversion

Each share of Series B Preferred is initially convertible into 2,000 shares of Common Stock, based on the Conversion Price, which is initially $0.45, subject to adjustment as discussed below.

Notwithstanding the conversion and exercise rights of Purchasers of Series B Preferred and Series K Warrants, the Company may not effect any conversion of Series B Preferred or any exercise of Series K Warrants to the extent that, after giving effect to the conversion or exercise, the holder would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series B Preferred or exercise of the Series K Warrants.

Anti-Dilution Provisions of the Series B Preferred and Series K Warrants

The Series B Preferred and the Series K Warrants contain certain anti-dilution provisions (the “Price Adjustment Provisions”) that, if triggered, could have the effect of increasing the number of shares of Common Stock into which a share of Series B Preferred is convertible (and reducing the effective conversion price per share), and reducing the exercise price of each Series K Warrant (therefore causing those shares to be issuancable at a price per share below our market price as of February 16, 2011, but without increasing the total number of sharess that are subject to the warrants).  These provisions come into effect if the Company, among other things, issues shares of Common Stock, options to purchase shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, in each case at an effective price per share that is lower than the Conversion Price of the Series B Preferred or the exercise price of the Series K Warrants then in effect.  These provisions are not triggered by issuances pursuant to any employee stock incentive plan; conversion of the Series B Preferred or exercise of the Series K Warrants; conversion or exercise of securities convertible into or exercisable for shares of Common Stock outstanding prior to the Series B Transaction; or issuances pursuant to certain strategic transactions.  The conversion price of the Series B Preferred is also subject to adjustment if the 20-day volume weighted average price (VWAP) of our Common Stock immediately prior to February 18, 2012 is less than the Conversion Price that is otherwise then in effect.

If the Price Adjustment Provisions are triggered, the conversion price of the Series B Preferred and the exercise price of the Series K Warrants would be reduced to equal the effective price per share of the securities issued in the dilutive issuance, and the conversion price of the Series B Preferred could be reduced to reflect the 20-day average VWAP at February 18, 2012. The reduced conversion price of the Series B Preferred would have the effect of increasing the number of shares of Common Stock into which a share of Series B Preferred is convertible, and thus the dilutive effect of the Series B Transaction could be substantially greater.  If the Price Adjustment Provisions are triggered as to the Series K Warrants, that could permit the exercise price for those warrants to adjust below $0.55 per share, but would not increase the number of shares of Common Stock that are subject to those warrants.

Voting

The Series B Preferred has no voting rights, except with respect to specified matters affecting the rights of the Series B Preferred.

Triggering Events

In the event of specified Triggering Events (as defined in the Certificate of Designation and described below), any holder of Series B Preferred may require the Company (A) under certain circumstances to redeem all of the Series B Preferred shares then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount (as defined in the Certificate of Designation), or (B) under certain circumstances, at the option of each holder, either (a) redeem all of the Series B Preferred then held by such holder for a redemption price, in shares of Common Stock, based on a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the 10-day average VWAP immediately prior to the date of election or (b) increase the dividend rate on all of the outstanding Series B Preferred held by such holder to 18% per annum thereafter.  If the Company fails to pay in full the Triggering Redemption Amount on the date such amount is due (whether in cash or shares of Common Stock), the Company will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full.

Triggering Events include, among other things: (i) the failure of the initial registration statement filed pursuant to the Registration Rights Agreement (as defined below) to be declared effective by the SEC on or prior to the 185th day following the Series B Transaction, provided that so long as Rule 144 is then available to the Purchasers without restrictions or limitations on resale this Triggering Event shall be tolled until such time that Rule 144 is unavailable for the resale of the conversion shares; (ii) if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the registration statement lapses for more than an aggregate of 60 calendar days (which need not be consecutive calendar days) during any 12 month period, or the Purchasers shall not otherwise be permitted to resell their remittable securities under the registration statement for more than an aggregate of 60 calendar days (which need not be consecutive calendar days) during any 12 month period; provided that so long as Rule 144 is then available to the Purchasers without restrictions or limitations on resale this Triggering Event shall be tolled until such time that Rule 144 is unavailable for the resale of the conversion shares; (iii) the failure by the Company to convert Series B Preferred within ten trading days after the underlying shares of Common Stock are required to be delivered or the Company’s delivery of notice to any holder of Series B Preferred of the Company’s intention not to comply with requests for conversion of shares of Series B Preferred; (iv) certain events, described in the Registration Rights Agreement, are not cured to the satisfaction of the Purchasers prior to the expiration of 30 calendar days from the occurrence of such events; (v) the failure by the Company for any reason to pay in full the amount of cash due pursuant to a Buy-In (as defined in the Certificate of Designation) within five calendar days after notice therefor is delivered hereunder or failure to pay all amounts owed on account of any Event (as defined in the Registration Rights Agreement) within five days of the date due and payable; (vi) the failure by the Company to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to the Purchasers upon the conversion of the Series B Preferred; (vii) the material failure by the Company  to observe or perform any other covenant, agreement or warranty contained in the Transaction Documents (as defined in the Certificate of Designation), and such failure or breach is not cured by the Company within 30 calendar days after the date on which written notice of such failure or breach shall have been delivered; (viii) any material breach of the Voting Agreement; (ix) the Company redeems more than a de minimis number of Junior Securities (as defined in the Certificate of Designation), other than for repurchases of Common Stock or Common Stock equivalents from departing officers, employees, directors and independent contractors; (x) the occurrence of a Change of Control Transaction, which includes the acquisition of the Company, the merger of the Company, a sale of substantially all of the Company’s assets, or a replacement of more than one-half of the Board within a one-year period that is not approved by a majority of the members of the Board, (xi) the occurrence of a Bankruptcy Event (as defined in the Certificate of Designation); (xii) the Common Stock fails to be listed or quoted on a trading market for more than five trading days, which need not be consecutive days; or (xiii) any monetary judgment, writ or similar final process is entered or filed against the Company, any subsidiary or any of their respective property or other assets that is not covered by insurance and is for more than $250,000, and such judgment, writ or similar final process remains unvacated, unbonded or unstayed for a period of 45 calendar days.

Participation in Future Financings

From the execution date of the Purchase Agreement until the 12 month anniversary of the later of the effective date of the initial registration statement filed pursuant to the Registration Rights Agreement and the date that stockholders approve the Price Adjustment Provisions, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness (other than with a licensed commercial lender), or a combination of units thereof, each Purchaser with an aggregate subscription amount of $1,000,000 or more has the right to participate in up to the lesser of (i) 100% of the subsequent financing and (ii) such holder’s aggregate subscription amount under the Purchase Agreement, on the same terms, conditions and price provided for in the subsequent financing. Certain transactions are not subject to this participation right, including shares of Common Stock or stock options issued to employees, consultants, officers or directors of the Company pursuant to a stock incentive plan, or underwritten public offerings of Common Stock.

Series K Warrants

The Series K Warrants have a five year term, beginning on the six month anniversary of the Purchase Agreement closing, and an exercise price of $0.60, subject to future adjustment for various events.  The Series K Warrants are exercisable in cash, but if the registration statement to be filed pursuant to the Registration Rights Agreement is not effective and available to a holder of the Series K Warrants at the time of exercise of the Series K Warrants, such holder may also exercise the Series K Warrants on a cashless (net issue) basis.

The exercise price of, and number of shares subject to the Series K Warrants are subject to proportional adjustment in the event of any stock splits, reverse stock splits, stock dividend, reclassifications or similar event with respect to the Common Stock.  The exercise price is also subject to reduction pursuant to anti-dilution provisions similar to those in the Certificate of Designation.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into the Registration Rights Agreement with the Purchasers.  Under the Registration Rights Agreement, the Company granted the Purchasers certain registration rights with respect to the Common Stock issuable upon conversion of the Series B Preferred and exercise of the Series K Warrants. On or prior to March 21, 2011, the Company is required to file an initial registration statement on Form S-3 (or another appropriate form) with the SEC, covering the resale of all or such maximum portion of the shares of Common Stock underlying the Series B Preferred and the Series K Warrants as permitted by guidance from the SEC.

Stockholder Approval and Voting Agreement

Under The NASDAQ Marketplace Rules, the Company may not issue more than an aggregate of 9,254,180 shares of Common Stock at a discount to the closing price on February 16, 2011 (that is, $0.55 per share) upon any anti-dilution or market price adjustments to the conversion price of the Series B Preferred and the exercise price of the Series K Warrants into Common Stock, unless stockholder approval is obtained.  The Certificate of Designation and the terms of the Series K Warrants reflect this limitation. Under the Pruchase Agreement, the Company is required to seek this approval at this meeting of its stockholders.  This proposal is requesting the approval of our stockholders of the Price Adjustment Provisions.

On February 22, 2011, the Company entered into a Voting Agreement with Barry Cinnamon, under which Mr. Cinnamon agreed to vote in favor of this approval. The shares subject to the Voting Agreement accounted for 17.5%  of all votes entitled to be cast as of the Record Date.

Consequences if Stockholder Approval is Not Obtained

We have agreed to seek stockholder approval of the Price Adjustment Provisions at this Annual Meeting, and at subsequent special and annual meetings of our stockholders, as many times as necessary until approval is obtained.  If we obtain stockholder approval of this proposal at the 2011 Annual Meeting of Stockholders, this requirement will have been satisfied. However, if stockholder approval is not obtained at the 2011 Annual Meeting, we are obligated under the Purchase Agreement to cause an additional stockholder meeting to be held every six months after the first meeting for 2 additional meetings, and a further meeting every 12 months thereafter to seek stockholder approval until the earlier of the date stockholder approval is obtained or the Series B Preferred is no longer outstanding.

Until stockholder approval is obtained for the Price Adjustment Provisions, the anti-dilution and market price-based adjustments of the Series B Preferred will become effective for purposes of determining the conversion terms of the Series B Preferred, however those adjustments are not permitted to result in the issuance of more than 9,254,180 shares of our Common Stock, and the exercise price of the Series K Warrants is not permitted to adjust to a price below $0.55.

Recommendation of the Board of Directors

Our capital financing through the Series B Transaction was part of the comprehensive plan we submitted to NASDAQ to regain compliance with their listing standards.  Under the terms of the Series B Transaction, the Purchasers may receive additional shares of our Common Stock when they convert the Series B Preferred if the our price is below $0.45 per share at the one-year anniversary of the transaction, or if the Company raises additional capital under terms that are more favorable to future investors than the terms offered to the Purchasers in the Series B Transaction.  This proposal seeks stockholder approval to issue additional shares of our Common Stock, in excess of the 20% limit, only in the event that Price Adjustment Provisions are triggered.  The Board of Directors believes that these adjustment provisions are fair in terms of protecting the Purchasers as new investors.  Until the Price Adjustment Provisions and potential issuance of such additional shares are approved by our stockholders, there are restrictions in favor of the Purchasers regarding our future financings, including approval requirements by the Purchasers for certain future financings, and rights of participation of certain Purchasers in future financings.  Our future ability to force the Series B Preferred to convert (and therefore end our obligation to accrue and pay ongoing dividends) may also be subject to limitations until we obtain stockholder approval of the Price Adjustment Provisions.  The approval of this proposal by our stockholders will remove or reduce these restrictions that could constrain the Company’s future financial flexibility.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PRICE ADJUSTMENT PROVISIONS OF THE SERIES B PREFERRED AND SERIES K WARRANTS, AND ANY RESULTING INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF THE SERIES B PREFERRED. Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present and voting on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present.  Broker non-votes will have no effect on the outcome of this proposal; abstentions will have the same effect as a negative vote on this proposal.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On December 19, 2006, the Board of Directors retained Burr Pilger Mayer, Inc. (“BPM”), as the Company’s independent registered public accounting firm.

BPM has audited the Company’s financial statements for each of our two most recent fiscal years. The reports of BPM on the Company’s financial statements for the fiscal years ended December 31, 2010 and December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The Audit Committee selected BPM to continue in its capacity for the fiscal year ending December 31, 2011. Accordingly, the Company is asking the stockholders to ratify the engagement of BPM as its independent registered public accounting firm.

Although the engagement of BPM is not required to be submitted to a vote of the stockholders, the Board of Directors believes that it is appropriate as a matter of policy to request that the stockholders ratify the selection of its independent registered public accounting firm for the next fiscal year. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and our stockholders.

A representative of BPM is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to us by BPM for the fiscal years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees (1)	$115,000	$115,000
Audit-Related Fees (2)	52,500	51,600
Tax Fees	—	—
All Other Fees (3)	22,250	30,000
Total	$189,750	$166,600

(1)	Comprised of the audit of our annual financial statements.
(2)	Comprised of the reviews of our quarterly financial statements.
(3)	Comprised of the audit of our 401(k) plan and other audit-related consultation services.

The Audit Committee reviews and pre-approves all proposed audit and non-audit engagements and related fees of BPM. In addition, any audit and non-audit fees for newly proposed professional services to be provided by BPM that arise during the year, or changes to previously approved BPM work, are reviewed and approved in advance of commencement of such services by the Audit Committee at their regularly scheduled meetings throughout the fiscal year. Should a situation arise that requires approval between meetings, the Audit Committee has delegated authority to its Chairman to authorize such pre-approval and to report on same at the following regularly scheduled meeting. The Audit Committee has the authority to grant pre-approval of audit and non-audit services to one or more designated members of the Audit Committee who are independent directors. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF BURR PILGER MAYER, INC. AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.   Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal. Abstentions will have the same effect as a vote against the proposal.

REPORT OF THE AUDIT COMMITTEE

In discharging its oversight responsibility as to the audit process for 2010, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent registered public accounting firm their audit plan and audit scope.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and, with and without management present, discussed and reviewed the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company, as of and for the year ended December 31, 2010, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with the independent registered public accounting firm, the Audit Committee recommended that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission (the “SEC”), on March 2, 2011. The Audit Committee recommended and approved the reappointment of the independent registered public account firm.

Respectfully submitted,

Ed Roffman
Jon Witkin
Ed Bernstein

PROPOSAL NO. 6
ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

Under our Bylaws, any meeting of stockholders, whether or not a quorum is present or has been established, may be adjourned by the affirmative vote of more shares of stock entitled to vote who are present, in person or by proxy, than are voted against the adjournment. No new notice need be given of the date, time or place of the adjourned meeting if such date, time or place is announced at the meeting before adjournment, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If we determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by the Company at the meeting, such adjournment will be submitted for a shareholder vote under Item 6 of the attached Notice of Annual Meeting. We will also use the discretionary authority conferred on our proxy holders by duly executed proxy cards to vote for any other matter as we determine to be appropriate.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE MEETING, IF NECESSARY IN THE JUDGMENT OF THE PROXY HOLDERS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE COMPANY’S PROPOSALS IN THIS PROXY STATEMENT.   Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Broker non-votes will not have any effect on the outcome of the proposal. Abstentions will have the same effect as a vote against the proposal.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) outlines the Company’s executive compensation programs. It explains the decision making process used by our Compensation Committee, the reasoning behind our executive compensation programs, and the actions the Compensation Committee took related to the compensation of the following executives (our “Named Executive Officers”):

•	Barry Cinnamon —Chief Executive Officer and Secretary

•	Gary Effren — President

•	Margaret Randazzo — Chief Financial Officer and Treasurer

•	Jeff Kiel — Executive Vice President, Sales and Marketing

I.	Overview of Our Compensation Programs

A. Philosophy and Objectives

The Company’s executive compensation programs are based on the following philosophies and objectives:

•
Compensation Should Align with Stockholders’ Interests — The Compensation Committee believes that executives’ interests should be aligned with those of the stockholders. Executives are granted restricted stock and stock options so that their total compensation is tied directly to the same value realized by our stockholders. Executive bonuses are tied directly to the value that the Company gains from an executive’s contribution to the Company’s success as a whole.

•
Compensation is Competitive — The Compensation Committee seeks to provide a total compensation package that attracts, motivates and retains the executive talent that the Company needs in order to maximize its return to stockholders. To accomplish this objective, executive compensation is reviewed annually to ensure that compensation levels are competitive and reasonable given the Company’s level of performance and other comparable companies with which the Company competes for talent.

•
Compensation Motivates and Rewards the Achievement of Goals — The Company’s executive compensation programs are designed to appropriately reward both individual and collective performance that meets and exceeds annual, long-term and strategic goals of the Company. To accomplish this objective, a substantial percentage of total compensation is variable, “at risk”, both through annual incentive compensation and the granting of long-term incentive awards.

B. Compensation Administration

Role of the Compensation Committee

Pursuant to the terms of its charter, the Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program and makes decisions regarding the compensation of our Named Executive Officers, including our Chief Executive Officer. The Compensation Committee’s responsibilities include but are not limited to the following:

•	Reviewing and approving on an annual basis the corporate goals and objectives with respect to the compensation of the Chief Executive Officer and other Named Executive Officers.

•
Evaluating the Chief Executive Officer’s and other Named Executive Officer’s performance at least annually in light of those goals and objectives, and based upon these evaluations reviewing on an annual basis those officers’ annual compensations, including (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) any other compensation, ongoing perquisites or special benefit items.

•
Developing and periodically assessing the Compensation Committee’s compensation policies applicable to the Company’s Chief Executive Officer and other Named Executive Officers and directors, including the relationship of corporate performance to executive compensation.

•
Periodically reviewing and advising the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the Chief Executive Officer and other Named Executive Officers and directors relative to comparable companies in the Company’s industry.

•
Granting restricted stock, stock option, and other equity-based or incentive awards to the Company’s Named Executive Officers, employees and other individuals under the Company’s stock and incentive compensation plans, including any performance criteria relating to the plans or awards, and otherwise assisting the Board in administering awards under these plans.

•	Reviewing and approving the Company’s employee benefit programs, including reviewing and approving any incentive-compensation and equity-based plans of the Company that are subject to Board approval.

Additional information regarding the Compensation Committee’s responsibilities is set forth in its charter, which is posted on our website at http://ir.westinghousesolar.com/Governance.cfm.

Role of the Chief Executive Officer

Our Chief Executive Officer, Barry Cinnamon, makes recommendations to the Compensation Committee regarding the compensation of our other Named Executive Officers. The Compensation Committee often requests Mr. Cinnamon to be present at Compensation Committee meetings where executive compensation and the performance of our Named Executive Officers are discussed and evaluated. Within the framework of the compensation programs approved by the Compensation Committee, Mr. Cinnamon may recommend base salary adjustments and make suggestions regarding incentive plan performance measures and equity compensation grants for other Named Executive Officers. Mr. Cinnamon does not participate in any discussions or processes concerning his own compensation, and participates in a non-voting capacity in discussions or processes concerning the compensation of the Company’s Named Executive Officers.

C. Program Design

The Compensation Committee uses a simple and straightforward approach in compensating our Named Executive Officers in which base salary, annual incentives and stock options are the principal components. In addition, executives generally participate in the same benefit programs as other full-time employees.

The Company’s executive compensation programs are designed to provide executives with a reasonable level of fixed compensation through base salary and benefits, and an opportunity to earn incentive compensation through the annual and long-term incentive programs based on a mix of individual and Company performance and increases in the value of our stock. The incentive plans are designed to pay well when performance meets or exceeds expectations and pay little or no incentive if performance is below expectations.

As an executive’s level of responsibility increases, the Compensation Committee generally targets a greater portion of the executive’s compensation to be contingent upon performance. For example, the Company’s Chief Executive Officer and the other Named Executive Officers have a higher percentage of compensation at risk (and thus greater upside and downside potential) relative to the Company’s other employees. The Compensation Committee believes this is appropriate because the Named Executive Officers have the greatest influence on the Company’s performance.

D. Compensation Review Process

The Compensation Committee annually reviews compensation for our Named Executive Officers. In making its decisions, the Compensation Committee considers the executive’s role and responsibilities, Company and individual performance, and regional and industry-wide compensation practices and trends. This approach is used to set base salaries, annual incentive opportunities, stock option award levels and the mix of compensation elements.

II.	Components of Compensation

The Company provides four compensation components to Named Executive Officers:

•	Base salary,

•	Cash annual and/or quarterly incentives based on the achievement of specified goals and objectives,

•	Long-term incentive in the form of restricted stock and stock options, and

•	Benefits.

A. Base Salaries

The Company provides its Named Executive Officers a base salary commensurate with their position, responsibilities and experience. The 2010 base salaries, in dollars, and the percentage increase in the 2010 base salaries from the 2009 base salaries, for our Named Executive Officers, are as follows:

Named Executive Officer	2010 Base Salary	Percentage Increase from 2009 Base Salary
Barry Cinnamon Chief Executive Officer and Secretary	$275,000	0.0%
Gary Effren President	$262,500	5.0%
Margaret Randazzo Chief Financial Officer and Treasurer	$175,000	16.7%
Jeff Kiel Executive Vice President Sales and Marketing	$200,000	17.6%

(1)	Ms. Randazzo joined the Company on December 29, 2008 as the Company’s Controller and became a Named Executive Officer after being promoted to Chief Financial Officer on December 24, 2009.

B. Annual and Quarterly Incentives

In 2008, the Compensation Committee established the Company’s Executive Bonus Plan (the “Bonus Plan”). Named Executive Officers were to be rewarded bonuses based on whether, in the discretion of the Compensation Committee, the Company met certain revenue and operating income goals that aligned with the business plan to achieve profitability. The Compensation Committee believed that the Bonus Plan was appropriate to motivate the Named Executive Officers to focus on expanding the Company’s business and managing profitability.

Based on the executive compensation review, in 2010, the Compensation Committee established a target incentive of up to 70% of salary for Mr. Cinnamon, up to 50% of salary for Mr. Effren, up to 45% for Mr. Kiel and up to 40% of salary for Ms. Randazzo. According to the terms of the Bonus Plan, the Company’s targeted revenue and operation income goals must be achieved before annual incentives are paid. The Named Executive Officers have the opportunity to receive up to 100% of their target incentive at maximum performance.

The Company's actual performance in 2010 did not meet revenue and operation income goals.  The Compensation Committee decided to follow the recommendation of the Chief Executive office and to not award any cash bonuses given the financial results for the year.

C. Long-Term Incentives

The Compensation Committee has elected to grant restricted stock and stock options to the Named Executive Officers and other key employees as the primary long-term incentive vehicle. In making this determination, the Compensation Committee considered a number of factors including: the accounting impact, potential value of restricted stock and stock option grants versus other equity instruments and cash incentives, and the alignment of equity participants with stockholders. The Company determined that grants of restricted stock and stock options:

•	Enhance the link between the creation of stockholder value and executive compensation;

•	Provide an opportunity for equity ownership;

•	Act as a retention tool; and

•	Provide competitive levels of total compensation.

Restrictions on the Named Executive Officer’s shares lapse in equal annual increments over a period of four (4) years and in equal quarterly increments over a period of one (1) year, as the case may be, commencing one year or quarter from the date of grant, as applicable. Each Named Executive Officer is entitled to vote such restricted shares, subject to forfeiture in accordance with the terms of the grant. The stock options granted to the Named Executive Officers in 2010 have five-year terms and, with the exception of 38,500 options for Mr. Cinnamon, which vested on January 17, 2009, and 100,000 and 6,918 options for Mr. Effren which vested on January 13, 2011 and January 17, 2009, respectively, 33.33% of the shares underlying the Named Executive Officers’ options vest in equal annual installments over a period of three years on each anniversary of the grant date.

The Compensation Committee may make grants of equity awards to Named Executive Officers during their regular quarterly meetings or by special meeting during the year. The Compensation Committee reviews Company performance, potential burn rates and dilution levels to create a restricted stock and option pool that may be awarded to employee participants. Grants to the Named Executive Officers were determined by the Compensation Committee after reviewing market data and considering each executive’s performance, role and responsibilities.

The Company does not reprice options if the Company stock price declines after the grant date. The Company does not seek to time equity grants to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed. Option grants are effective on the date the award determination is made by the Compensation Committee and the exercise price of options is the closing market price of Company common stock on the business day prior to the date of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

D. Benefits

Named Executive Officers are eligible to participate in the Company’s standard medical, dental, vision, disability insurance, life insurance plans and other health and welfare plans provided to other full time employees.

Retirement Benefits

The Company’s retirement savings plans help the Company’s employees prepare for retirement. The Company’s objectives with regard to retirement savings plans are to provide benefit levels that are competitive when compared to similarly sized companies within the Company’s general industry and that are designed with simple and straightforward terms to enable participants to maximize the value they receive from such plans.

All of the Company’s Named Executive Officers are entitled to participate in the Company’s 401(k) program.

Employment Agreements and Post Termination Compensation

The Company does not maintain employment or other compensatory agreements with any of the Named Executive Officers. If the Company terminates the employment of a Named Executive Officer, it will not be obligated to pay them severance compensation or other benefits. The Compensation Committee believes that the at-will nature of employment of the Named Executive Officers is appropriate because it provides the Company with more flexibility to make a management change if such a change is in the best interests of the Company and stockholders. Upon termination, these executives are bound by confidentiality agreements.

III.	Limitation on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for the compensation of certain executive officers exceeding $1 million per year. “Performance based” compensation is not subject to the limitations on deductibility and the Compensation Committee strives to structure compensation so as to qualify for deductibility. Currently, the Company believes all compensation is deductible. However, the Compensation Committee may authorize compensation that may not be deductible when it deems it to be in the best interest of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors:

Ed Roffman
Jon Witkin
Ed Bernstein
Ron Kenedi

Summary Compensation Table

The following Summary Compensation Table sets forth certain information about the compensation paid, earned or accrued for services rendered to us in all capacities for the fiscal year ended December 31, 2010, 2009 and 2008, by our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive officers (our “Named Executive Officers”). We did not have any other executive officers in the fiscal year ended December 31, 2010 that were paid or earned compensation in excess of $100,000 for services rendered during such fiscal year.
Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	All Other Compensation		Total

Barry Cinnamon, Chief Executive Officer, Secretary and Director (2)	2010	$275,000	$—	$98,505	$—		$373,505
	2009	$252,083	$26,910	$209,006	$—		$487,999
	2008	$275,000	$186,500	$189,737	$—		$651,237

Gary Effren, President, (3)	2010	$262,512	$—	$128,833	$—		$391,345
	2009	$229,167	$25,740	$500,566	$—		$755,473
	2008	$250,000	$368,500	$34,094	$—		$652,594

Margaret Randazzo, Chief Financial Officer and Treasurer (4)	2010	$175,008	$17,400	$42,216	$645	(5)	$235,269
	2009	$146,563	$18,500	$111,288	$—		$276,351
	2008	$6,250					$6,250
Jeff Kiel, Executive Vice President of Sales and Marketing (6)	2010	$199,992	$—	$42,216	$6,768	(7)	$248,976
	2009	$155,833	$50,800	$266,550	$34,340	(8)	$507,523
	2008	$7,083	$—	$—	$—		$7,083

(1)
The amounts in this column represent the aggregate grant date fair values of the restricted stock and the option awards granted to the executive in each of the fiscal years in accordance with stock compensation accounting. See “Stock Incentive Plan” footnote in the Notes to our Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 2, 2011, for a discussion of all assumptions made by us in determining the valuation of the equity awards.

(2)	Mr. Cinnamon was not compensated for his service on the Board of Directors of the Company.
(3)
Mr. Effren joined the Company as Chief Financial Officer during September 2007, became President during December 2009, and resigned on December 30, 2010.  Mr. Effren was not compensated for his service on the Board of Directors of the Company.

(4)	Ms. Randazzo joined the Company during December 2008 and became the Chief Financial Officer during December 2009.
(5)	Represents reimbursement for medical insurance.
(6)	Mr. Kiel joined the Company during December 2008.
(7)	Represents $6,338 in sales incentives paid in 2010 and $430 for reimbursement of medical insurance.
(8)	All Other Compensation for Mr. Kiel consists of quarterly sales incentives paid during 2009.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards in 2010 to our Named Executive Officers, including stock option and equity awards. The stock option and equity awards granted to our Named Executive Officers in 2010 were granted under our Stock Plan. All options were granted at the closing price for our common stock on the Nasdaq Capital Market on the date of the grant.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)

Barry Cinnamon	7/26/2010		175,000	$0.87	$98,505
Gary Effren	7/26/2010		175,000	$0.87	$98,505
	12/30/2010		100,000	$0.51	$30,328
Margaret Randazzo	7/26/2010	20,000		0.87	$17,400
	7/26/2010		75,000	$0.87	$42,216
Jeff Kiel	7/26/2010		75,000	$0.87	$42,216

(1)
The amounts in this column represent the grant date fair values of the restricted stock and the option awards granted to the executive in the fiscal year in accordance with stock compensation accounting. See “Stock Incentive Plan” footnote in the Notes to our Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 2, 2011, for a discussion of all assumptions made by us in determining the valuation of the equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to equity awards outstanding at the end of Fiscal 2010 for each Named Executive Officer.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (2) (#)	Market Value of Shares or Units that Have Not Vested (2) (#)

Barry Cinnamon	9/07/2007		313,000	—	$4.94	9/06/2012	—	—
	1/17/2008		38,500	—	$8.02	1/16/2013	—	—
	8/14/2008		—	—	—	—	25,000	$11,750
	2/01/2009		58,334	116,666	$1.85	1/31/2014	—	—
	8/21/2009	(3)	—	—	—	—	—	—
	7/26/2010		—	175,000	$0.87	7/26/2015	—	—

Gary Effren	9/21/2007		350,000	—	$6.30	9/20/2012	—	—
	1/17/2008		6,918	—	$8.02	1/16/2013	—	—
	5/12/2008		—	—	—	—	17,500	$8,225
	8/14/2008		—	—	—	—	25,000	$11,750
	2/01/2009		58,334	116,666	$1.85	1/31/2014	—	—
	8/21/2009		116,667	233,333	$1.17	8/20/2014	—	—
	7/26/2010		—	175,000	$0.87	7/26/2015	—	—
	12/30/2010		—	100,000	$0.51	12/30/2015	—	—

Margaret Randazzo	2/01/2009		16,667	33,333	$1.85	1/31/2014	—	—
	12/4/2009		25,000	50,000	$1.00	12/3/2014	—	—
	2/01/2009		—	—	—	—	7,500	$3,525
	7/26/2010		—	75,000	$0.87	7/26/2015	—	—
	7/26/2010		—	—	—	—	20,000	$9,400

Jeff Kiel	2/01/2009		60,000	120,000	$1.85	1/31/2014	—	—
	12/4/2009		25,000	50,000	$1.00	12/3/2014	—	—
	7/29/2009		—	—	—	—	18,750	$8,813
	2/01/2009		—	—	—	—	—	—
	7/26/2010		—	75,000	$0.87	7/26/2015	—	—

(1)	Options granted vest over a three-year period beginning on each anniversary of the date of grant.
(2)	Unless otherwise indicated, restricted stock vests over a four-year vesting period beginning on each anniversary of the date of grant.
(3)
Restricted stock granted on August 21, 2009, which restriction lapses as to one-fourth of the shares quarterly over one year. Each shareholder is entitled to vote such restricted shares, subject to forfeiture in accordance with the terms of the grant.

Option Exercises and Stock Vested

The following table sets forth certain information relating to the exercise of stock options and the vesting of stock awards during Fiscal 2010 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Barry Cinnamon	—	$—	29,750	$25,322
Gary Effren	—	$—	37,750	$33,389
Margaret Randazzo	—	$—	2,500	$15,362
Jeff Kiel	—	$—	17,500	$3,025

Employment Agreements

We currently do not have employment agreements with any of our executive officers, other than at-will employment offer letters.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information concerning ownership of the Company's Shares, as of the Record Date, by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Shares, (ii) each director and nominee for election as a director, (iii) each of the Named Executive Officers listed in the Summary Compensation Table included in this Proxy Statement and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that each stockholder has sole voting power and sole dispositive power with respect to the Shares beneficially owned by him.

Name and Address of Beneficial Owner (1)		Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)
Barry Cinnamon	(3)	8,473,667	18.5%
Ed Roffman	(4)	142,652	*
Edward Bernstein	(5)	75,604	*
Jon Witkin	(6)	97,152	*
Gary Effren	(7)	779,367	1.7%
Ronald Kenedi	(8)	46,127	*
Margaret Randazzo	(9)	88,334	*
Jeff Kiel	(10)	185,000	*
All directors and executive officers as a group (8 persons)		9,887,903	21.4%

*	Less than 1%

(1)	Unless otherwise indicated, the address for each of the stockholders is c/o Akeena Solar, Inc. d/b/a Westinghouse Solar 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008.
(2)
The applicable percentage of ownership for each beneficial owner is based on 45,748,797 shares of Common Stock outstanding as of February 2, 2011. In calculating the number of Shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of Common Stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

(3)	Includes 25,000 shares of restricted common stock and 468,167 shares subject to nonqualified stock options which are exercisable for shares of Akeena’s common stock within 60 days of February 2, 2011.
(4)	Includes 37,543 shares of restricted common stock and 32,500 shares subject to nonqualified stock options which are exercisable for shares of Akeena’s common stock within 60 days of February 2, 2011.
(5)	Includes 37,952 shares of restricted common stock and 25,000 shares subject to nonqualified stock options which are exercisable for shares of Akeena’s common stock within 60 days of February 2, 2011.
(6)	Includes 37,543 shares of restricted common stock and 10,000 shares subject to nonqualified stock options which are exercisable for shares of Akeena’s common stock within 60 days of February 2, 2011.
(7)	Includes 690,252 shares subject to nonqualified stock options which are exercisable for shares of Akeena’s common stock within 60 days of February 2, 2011.
(8)	Includes 46,127 shares of restricted common stock.
(9)	Includes 25,000 shares of restricted common stock and 58,334 shares subject to nonqualified stock options which are exercisable for shares of Akeena’s common stock within 60 days of February 2, 2011.
(10)	Includes 18,750 shares of restricted common stock and 145,000 shares subject to nonqualified stock options which are exercisable for shares of Akeena’s common stock within 60 days of February 2, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s outstanding common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by such persons, the Company believes that during Fiscal 2010 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

OTHER MATTERS

Submission of Stockholder Proposals for 2012 Annual Meeting

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. Any proposals by a stockholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2012 annual meeting of stockholders must be received by the Company no later than November 4, 2011. In accordance with the Company’s bylaws, to be properly brought before such meeting of stockholders any nomination or proposal from a stockholder must be received by the Company not earlier than the close of business on December 31, 2011, the 90th day, nor later than the close of business on January 31, 2012, the 60th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). Nothing in this paragraph shall be deemed to be an undertaking by the Company to include any matter in its proxy statement and form of proxy relating to the 2012 annual meeting of stockholders, and a stockholder proposal may be omitted from such proxy statement and form of proxy statement pursuant to applicable law. Any stockholder proposal should be delivered to the Company at 1475 South Bascom Ave, Suite 101, Campbell, CA 95008, Attention: Legal Department.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and the accompanying Annual Report may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Proxy Statement and the accompanying Annual Report, please contact Angela Lipanovich at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008, Attention: General Counsel, telephone (408) 402-9453. If you want to receive separate copies of the Company’s proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

Other Matters That May Come Before the Annual Meeting

The Board of Directors is not aware of any other matters to be presented for a vote of the stockholders at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with the directions of the Board of Directors, or in the absence of such directions, in their own best judgment.

Westinghouse Solar

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30415-P06048 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AKEENA SOLAR, INC.

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

Nominees:
01) Barry Cinnamon 04) Ed Bernstein
02) Ed Roffman 05) Gary Effren
03) Jon Witkin 06) Ron Kenedi

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

Vote on Proposals

For address changes and/or comments, please check this box and write them on the back where indicated. 0

Please indicate if you plan to attend this meeting. 0 Yes 0 No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M30416-P06048

AKEENA SOLAR,INC.
d/b/a WESTINGHOUSE SOLAR
Annual Meeting of Stockholders
March 31, 2011 at 9:30 a.m. PDT
This Proxy is Solicited by the Board of Directors

The undersigned hereby appoints Barry Cinnamon and Margaret Randazzo, and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Akeena Solar, Inc. d/b/a Westinghouse Solar to be held on March 31, 2011 at 9:30 a.m. PDT, at the Company's principle corporate office located at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008, and at any continuation or adjournment thereof, with all powers which the undersigned might have if personally present at the meeting.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR ALL NOMINEES AND FOR EACH OF THE PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT TO THE COMPANY.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side